Exhibit 23.1

Consent of Independent Auditors

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Current Report on Form 8-K of Royale Energy Holdings, Inc. of our report dated April 27, 2018, relating to the consolidated financial statements of Matrix Oil Management Corporation and its affiliates, which appear in such Report.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
May 16, 2018